Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David L. Boehnen, Burt M. Fealing and Rachel V. Friedenberg, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in such person’s name, place and stead, in any and all capacities (including the undersigned’s capacity as Director and/or Principal Executive Officer of SUPERVALU INC.), to sign SUPERVALU’s Annual Report on Form 10-K to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, for the fiscal year ended February 23, 2008, and any or all amendments to said Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 16th day of April, 2008, by the following persons:

/s/ A. Gary Ames	/s/ Garnett L. Keith, Jr.
A. Gary Ames	Garnett L. Keith, Jr.

/s/ Irwin Cohen	/s/ Charles M. Lillis
Irwin Cohen	Charles M. Lillis

/s/ Ronald E. Daly	/s/ Jeffrey Noddle
Ronald E. Daly	Jeffrey Noddle

/s/ Lawrence A. Del Santo	/s/ Marissa T. Peterson
Lawrence A. Del Santo	Marissa T. Peterson

/s/ Susan E. Engel	/s/ Steven S. Rogers
Susan E. Engel	Steven S. Rogers

/s/ Philip L. Francis	/s/ Wayne C. Sales
Philip L. Francis	Wayne C. Sales

/s/ Edwin C. Gage	/s/ Kathi P. Seifert
Edwin C. Gage	Kathi P. Seifert